Amendment No. 1 to

Administrative Services Agreement

Franklin Templeton Services, LLC

Annuity Investors Life Insurance Company

THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the “Fund Administrator”) and Annuity Investors Life Insurance Company (the “Company”).

WHEREAS, The Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of May 1, 2008 as may be amended from time to time (the “Agreement”), concerning certain administrative services with respect to each series (“Fund” or “Funds”) of Franklin Templeton Variable Insurance Products Trust (the “Trust”) listed on the Schedule B of the Agreement;

WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of adding certain new Funds, variable life or variable annuity insurance contracts covered by the Agreement.

NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1.    Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2.    All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of February 16, 2009.

FRANKLIN TEMPLETON SERVICES, LLC

By:	/s/ Thomas Regner
Name:	Thomas Regner
Title:	Vice President

ANNUITY INVESTORS LIFE INSURANCE COMPANY

By:	/s/ Elizabeth G. Monsell
Name:	Elizabeth G. Monsell
Title:	Vice President

Annuity Investors Amd #1 to ASA 2009-2-10

Schedule B

Administrative Expense Payment

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

#	Company Name	Product Name/ Securities Act No.	Funds of the Trust (All Class 2 Shares Unless Noted)	Fee Rate	Date of beginning of period for computation of fee
l.	Annuity Investors Life Insurance Company	The Commodore Spirit Individual Flexible Premium Deferred Variable Annuity 333-19725	Templeton Foreign Securities Fund	0.10%	05/01/08
2.	Annuity Investors Life Insurance Company	The Commodore Spirit Group Flexible Premium Deferred Variable Annuity 333-19725	Templeton Foreign Securities Fund	0.10%	05/01/08
3.	Annuity Investors Life Insurance Company	The Commodore Independence Individual Flexible Premium Deferred Variable Annuity 333-51955	Templeton Foreign Securities Fund	0.10%	05/01/08
4.	Annuity Investors Life Insurance Company	The Commodore Independence Group Flexible Premium Deferred Variable Annuity 333-51955	Templeton Foreign Securities Fund	0.10%	05/01/08
5.	Annuity Investors Life Insurance Company	The Commodore Advantage Individual Flexible Premium Deferred Variable Annuity 333-51971	Templeton Foreign Securities Fund	0.10%	05/01/08
6.	Annuity Investors Life Insurance Company	The Commodore Helmsman Individual Flexible Premium Deferred Variable Annuity 333-88300	Templeton Foreign Securities Fund	0.10%	05/01/08
7.	Annuity Investors Life Insurance Company	The Commodore Majesty Individual Flexible Premium Deferred Variable Annuity 333-88302	Templeton Foreign Securities Fund	0.10%	05/01/08

#	Company Name	Product Name/ Securities Act No.	Funds of the Trust (All Class 2 Shares Unless Noted)	Fee Rate	Date of beginning of period for computation of fee
8.	Annuity Investors Life Insurance Company	Transition20 Individual Flexible Premium Deferred Variable Annuity 333-148387	Mutual Shares Securities Fund Franklin U.S. Government Fund Templeton Foreign Securities Fund	0.10%	05/01/08
			Franklin Small Cap Value Securities Fund Mutual Global Discovery Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/09
9.	Annuity Investors Life Insurance Company	Flex(b) Individual Flexible Premium Deferred Variable Annuity 333-148444	Mutual Shares Securities Fund Franklin U.S. Government Fund Templeton Foreign Securities Fund	0.10%	05/01/08
			Franklin Small Cap Value Securities Fund Mutual Global Discovery Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/09
10.	Annuity Investors Life Insurance Company	Access100 Individual Flexible Premium Deferred Variable Annuity 333-148676	Mutual Shares Securities Fund Franklin U.S. Government Fund Templeton Foreign Securities Fund	0.10%	05/01/08
			Franklin Small Cap Value Securities Fund Mutual Global Discovery Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/09
11.	Annuity Investors Life Insurance Company	ContributorPlus Individual Flexible Premium Deferred Variable Annuity 333-148459	Mutual Shares Securities Fund Franklin U.S. Government Fund Templeton Foreign Securities Fund	0.10%	05/01/08
			Franklin Small Cap Value Securities Fund Mutual Global Discovery Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/09
12.	Annuity Investors Life Insurance Company	TotalGroup Group Flexible Premium Deferred Variable Annuity 333-148940	Mutual Shares Securities Fund Franklin U.S. Government Fund Templeton Foreign Securities Fund	0.10%	05/01/08
			Franklin Small Cap Value Securities Fund Mutual Global Discovery Securities Fund Templeton Global Bond Securities Fund	0.10%	05/01/09

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